                                                                  EXECUTION COPY

================================================================================

                                  $165,000,000

                                 LOAN AGREEMENT

                                     between

                               ATRIUM HOLDCO, LLC,
                                   as Borrower

                                       and

                              ISTAR FINANCIAL INC.,
                                    as Lender

                         Dated as of September 16, 2005

================================================================================

                                                                 LOAN No. 1252:1

                                Table of Contents

                                                                            Page
                                                                            ----
SECTION 1   DEFINITIONS..................................................     1
   1.1      General Definitions..........................................     1
   1.2      Terms; Utilization of GAAP for Purposes of Financial
            Statements Under Agreement...................................    11
   1.3      Other Definitional Provisions................................    11

SECTION 2   AMOUNTS AND TERMS OF THE LOAN................................    12
   2.1      Loan Disbursement and Note...................................    12
   2.2      Interest.....................................................    12
   2.3      Payments.....................................................    14
   2.4      Payments and Prepayments on the Loan.........................    14
   2.5      Lender's Records; Mutilated, Destroyed or Lost Notes.........    15
   2.6      Taxes........................................................    15
   2.7      Application of Payments......................................    16
   2.8      Commitment Fee...............................................    16
   2.9      Participation Interest.......................................    16

SECTION 3   CONDITIONS TO LOAN...........................................    16
   3.1      Conditions to Funding of the Loan on the Closing Date........    16
   3.2      Subsequent Disbursement......................................    18

SECTION 4   REPRESENTATIONS AND WARRANTIES...............................    18
   4.1      Organization, Powers, Qualification and Organization Chart...    18
   4.2      Authorization of Borrowing; No Conflicts; Governmental
            Consents; Binding Obligations and Security Interests in
            Collateral...................................................    19
   4.3      Financial Statements.........................................    20
   4.4      Litigation...................................................    20
   4.5      Payment of Taxes.............................................    20
   4.6      Governmental Regulation; Margin Loan.........................    20
   4.7      Employee Benefit Plans; ERISA; Employees.....................    21
   4.8      Intellectual Property........................................    21
   4.9      Broker's Fees................................................    22
   4.10     Environmental Compliance.....................................    22
   4.11     Solvency.....................................................    22
   4.12     Disclosure...................................................    22
   4.13     Representations Remade.......................................    23

SECTION 5   AFFIRMATIVE COVENANTS........................................    23
   5.1      Financial Statements and Other Reports.......................    23
   5.2      Existence; Qualification.....................................    25
   5.3      Insurance....................................................    25
   5.4      Inspection; Lender Meeting...................................    25
   5.5      Environmental Compliance.....................................    26
   5.6      Compliance with Laws and Contractual Obligations.............    26

                                Table of Contents
                                   (continued)

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                                                                            ----
   5.7      Further Assurances...........................................    26
   5.8      Lender Board Rights..........................................    27

SECTION 6   NEGATIVE COVENANTS...........................................    27
   6.1      Indebtedness.................................................    27
   6.2      Liens and Related Matters....................................    27
   6.3      Restriction on Fundamental Changes...........................    28
   6.4      Transactions with Affiliates.................................    28
   6.5      Conduct of Business..........................................    28
   6.6      Use of Lender's Name.........................................    28
   6.7      Compliance with ERISA........................................    28
   6.8      Due on Sale or Encumbrance...................................    29
   6.9      Payments; Distributions......................................    29
   6.10     Single Purpose Bankruptcy Remote Entities....................    29

SECTION 7   DEFAULT, RIGHTS AND REMEDIES.................................    30
   7.1      Event of Default.............................................    30
   7.2      Acceleration and Remedies....................................    32
   7.3      Remedies Cumulative; Waivers; Reasonable Charges.............    33

SECTION 8   ASSIGNMENT BY LENDER.........................................    33
   8.1      Assignment by Lender.........................................    33

SECTION 9   MISCELLANEOUS................................................    34
   9.1      Expenses and Attorneys' Fees.................................    34
   9.2      Certain Lender Matters.......................................    34
   9.3      Indemnity....................................................    35
   9.4      Amendments and Waivers.......................................    36
   9.5      Notices......................................................    37
   9.6      Survival of Warranties and Certain Agreements................    37
   9.7      Miscellaneous................................................    37
   9.8      APPLICABLE LAW...............................................    38
   9.9      Successors and Assigns.......................................    38
   9.10     CONSENT TO JURISDICTION AND SERVICE OF PROCESS...............    38
   9.11     WAIVER OF JURY TRIAL.........................................    39
   9.12     Publicity....................................................    39
   9.13     Performance by Lender/Attorney-in-Fact.......................    40
   9.14     Brokerage Claims.............................................    41
   9.15     Agreement....................................................    41
   9.16     Matter Relating to Class A Shares............................    41
   9.17     New Debt.....................................................    41
   9.18     Termination..................................................    41

SCHEDULES

Schedule 1.1(A)     Closing Checklist
Schedule 4.1(A)-1   Borrower's U.S. Taxpayer Identification Number
Schedule 4.1(A)-2   Organizational Chart
Schedule 4.1(A)-3   Location of Principal Place of Business and Chief Executive Officer
Schedule 4.4        Litigation
Schedule 6.10       Special Purpose Entity
Schedule 9.5        Notice Address

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT (this "AGREEMENT") dated as of September 16, 2005, by ATRIUM HOLDCO, LLC, a Delaware limited liability company ("BORROWER"), having an address at Carnegie Hall Tower, 152 West 57th St., 56th Floor, New York, New York 10019 and iSTAR FINANCIAL INC., a Maryland corporation (together with its successors and assigns, hereinafter referred to as "LENDER"), with offices at 1114 Avenue of the Americas, 27th Floor, New York, New York 10036.

                                    RECITALS

     Borrower has requested that Lender make a loan to Borrower in an aggregate amount of up to $165,000,000 for the purposes hereinafter set forth, and the Lender is willing to do so on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and of the covenants, conditions and agreements contained herein, Borrower and Lender agree as follows:

                                    SECTION 1
                                   DEFINITIONS

1.1 GENERAL DEFINITIONS.

     In addition to any other terms defined in this Agreement, the following terms shall have the following meanings:

     "ACCOUNTING CHANGES" means (A) changes in accounting principles required by GAAP consistently applied and implemented by Borrower; and (B) changes in accounting principles recommended or approved by Borrower's certified public accountant, with the approval of Lender, which approval shall not be unreasonably withheld or delayed.

     "ACQUISITION" means JQH Acquisition LLC, a Delaware limited liability company.

     "ACQUISITION GUARANTY" means the Guaranty executed by Acquisition in favor of Lender guarantying payment of the Loan.

     "ACTION" means any action, suit, claim, litigation, proceeding, arbitration, audit, investigation or hearing (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, any Governmental Authority.

     "AFFILIATE" means with respect to any other Person: (A) directly or indirectly controlling, controlled by, or under common control with, another Person; (B) directly or indirectly owning or holding ten percent (10%) or more of any equity interest in another Person; or (C) ten percent (10%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by such other Person.

     "AGREEMENT" means this Loan Agreement (including all schedules, exhibits, annexes and appendices hereto), as amended, modified or supplemented from time to time.

     "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as amended from time to time and all rules and regulations promulgated thereunder.

     "BANKRUPTCY EVENT" means, with respect to any Person, the occurrence of any of the following: (a) the entry of a decree or order for relief by a Governmental Authority in an involuntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a Governmental Authority of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or the ordering of the winding up or liquidation of its affairs by a Governmental Authority; or (b) the commencement against such Person of an involuntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or of any Action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or for the winding up or liquidation of its affairs, and such involuntary case or other Action shall not have been dismissed within ninety (90) days, or the repossession or seizure by a creditor of such Person of a substantial part of its property; or (c) the commencement by such Person of a voluntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, creditor in possession, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or the making of any general assignment for the benefit of creditors; or (d) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

     "BASE RATE" means a fixed rate per annum equal to ten percent (10%).

     "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are closed.

     "CAPITAL LEASE" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of a Person.

     "CARVEOUT GUARANTOR" means Jonathan D. Eilian, an individual.

     "CARVEOUT GUARANTY" means the guaranty of certain matters relating to the Loan.

     "CHANGE IN CONTROL" means the occurrence of any one or more of the following: (i) Eilian shall cease to directly or indirectly Control the business and affairs of the Borrower or (ii) Eilian shall cease to directly or indirectly own fifty-one percent (51%) or more of the voting Securities of Borrower.

     "CLOSING" means that all conditions for disbursement of the proceeds of the Loan to or for the benefit of Borrower have been satisfied, waived in writing by Lender and the initial disbursement of the proceeds of the Loan shall have been made to, or upon the order of, Borrower.

     "CLOSING CHECKLIST" means the closing checklist attached hereto as SCHEDULE 1.1(A).

     "CLOSING DATE" means the date on which the Closing occurs.

     "CODE" means the United States Internal Revenue Code of 1986, and any rule or regulation promulgated thereunder from time to time.

     "COLLATERAL" means the assets pledged to Lender as collateral security for repayment of the Loan.

     "COMMITMENT FEE" means an amount equal to $13,750,000.00.

     "CONFIDENTIAL INFORMATION" is defined in Section 9.12.

     "CONTINGENT OBLIGATION," as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (A) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (B) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (C) under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the applicable Person against fluctuations in interest rates; or (D) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values. Contingent Obligations shall include (1) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (2) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (3) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

     "CONTRACTUAL OBLIGATION," as applied to any Person, means any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including the Loan Documents.

     "CONTROL" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

     "DEFAULT RATE" means a rate per annum equal to the Base Rate plus three percent (3%).

     "DEFAULT INTEREST" is defined in Section 2.2(A).

     "DISTRIBUTION" is defined in Section 6.9.

     "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

     "EILIAN" means Jonathan D. Eilian, an individual.

     "EMBARGOED PERSON" is defined in Section 4.6.

     "EMPLOYEE BENEFIT PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Part 3 of Title I of ERISA or Section 412 of the Code and is either (a) maintained by any Person or any member of a Controlled Group for employees of such Person or any member of such Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which such Person or any member of a Controlled Group is then making or has any obligation to make contributions or, within the preceding five plan years, has made or has had any obligation to make contributions.

     "ENVIRONMENTAL CLAIMS" is defined in Section 4.10.

     "ENVIRONMENTAL LAWS" means all present and future federal, state and/or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees, licenses, decisions, orders, injunctions, requirements and/or directives of Governmental Authorities, as well as common law, imposing liability, standards of conduct or otherwise pertains or relates to, or for, for the environment, industrial hygiene, the regulation of Hazardous Materials, natural resources, pollution or waste management.

     "EQUITY" means the cash equity, which shall not be less than $15,819,479 contributed by Eilian to Borrower in connection with the Closing of the transactions contemplated by the Merger Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and all rules and regulations promulgated thereunder.

     "EXTENDED MATURITY DATE" means September 16, 2010.

     "EXTENSION CONDITION" means the following conditions, all of which must be satisfied, in order for the Initial Maturity Date for the Extension Eligible Portion to be extended to the Extended Maturity Date: (a) not more than twenty
(20) days and not less than five (5) days prior to the Initial Maturity Date, Borrower shall have delivered to Lender an irrevocable written notice requesting the extension and (b) no Default or Event of Default shall exist under this

Agreement or any of the other Loan Documents either at the time of the delivery of the notice to extend or at the time of the effective date of the extension.

     "EXTENSION ELIGIBLE PORTION" shall mean a portion of the Loan, not to exceed $16,500,000.

     "FAMILY MEMBER" means the spouse, ancestors, descendants and siblings of Eilian or an Affiliate of such Family Members and trusts for the benefit of Borrower, Eilian or such Family Member.

     "FINANCING STATEMENTS" means the UCC-1 Financing Statements naming Borrower, as debtor, and Lender, as secured party, and filed with such filing offices as Lender may require.

     "FIRREA" means The Financial Institutions Reform, Recovery and Enforcement Act of 1989, Pub. L. No. 101-73 Stat. 183 (1989) and the regulations adopted pursuant thereto, as the same may be amended from time to time.

     "GAAP" means generally accepted accounting principles in the United States of America, consistently applied, as of the date in question.

     "GENERAL PARTNER" means Atrium GP, LLC, the general partner of the Partnership.

     "GOVERNMENTAL AUTHORITY" means any (i) federal, state, local, provincial, municipal, foreign or other government, (ii) governmental or quasi-governmental authority of any nature, or (iii) other body exercising any statutory administrative, judicial, arbitrative, legislative, police, regulatory or taxing authority or power.

     "GROUP" means any Person or Persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act, as in effect on the date hereof.

     "HAMMONS BORROWER" means John Q. Hammons Hotels Development, LLC.

     "HAMMONS ASSETS" is defined in Section 2.9.

     "HAMMONS LINE" means the $275,000,000 line of credit created under the Hammons Loan Agreement.

     "HAMMONS LOAN AGREEMENT" means the Loan Agreement dated September 16, 2005 between Lendco, as lender, and Hammons Borrower, as borrower.

     "HAZARDOUS MATERIALS" means (a) any pollutants, toxic substances, oil, gasoline, petroleum products, asbestos, materials or substances containing asbestos, explosives, chemical liquids or solids, radioactive materials, polychlorinated biphenyls or related or similar materials, or any other solid, liquid or other emission, substance, material, product or by-product defined, listed or regulated as a hazardous, noxious, toxic or solid substance, material or waste or defined, listed or regulated as causing cancer or reproductive toxicity, or otherwise defined, listed or regulated as hazardous or toxic in, pursuant to, or by any Environmental Law, now or hereafter enacted, amended or modified, (b) any substance which is or contains asbestos, radon, polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, lead paint, motor fuel or other petroleum hydrocarbons,
(c) fungus, mold, mildew, or other biological agents the presence of which may adversely affect the health of individuals or other animals or materially adversely affect the value or utility of any property owned by the Borrower, and/or (d) any other substance which causes or poses a threat to cause a contamination to the environment or to the health or safety of Persons.

     "INDEBTEDNESS" means with respect to any Person, without duplication, (a) any indebtedness of such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of any property or asset of such Person to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person), (b) any obligations of such Person for the deferred purchase price of property or services (other than trade accounts payable or other accounts payable incurred in the ordinary course of such Person's business which do not remain outstanding for more than 90 days), (c) any obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) any obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) any obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) any obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) any Contingent Obligations, (h) any Indebtedness of others referred to in clauses (a) through (g) above or clause
(i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) any Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided that if such Person has not assumed or otherwise become personally liable for such indebtedness, such indebtedness shall be measured at fair market value of such property securing such indebtedness at the time of determination.

     "INDEMNIFIED LIABILITIES" is defined in Section 9.3.

     "INDEMNITEES" is defined in Section 9.3.

     "INDEPENDENT PERSON" has the meaning ascribed to it in SCHEDULE 6.10.

     "INTEREST PERIOD" means the period commencing on a Payment Date and ending on and including the day immediately prior to the next succeeding Payment Date.

     "INTEREST RATE" means the applicable of the Base Rate or the Default Rate.

     "INVESTMENT" means (A) any direct or indirect purchase or other acquisition by Borrower of any beneficial interest in, including stock, partnership interest or other Securities of, any other Person or (B) any direct or indirect loan, advance or capital contribution by Borrower to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

     "JQH" means John Q. Hammons, an individual.

     "JQH, INC.," means John Q. Hammons Hotels, Inc., a Delaware corporation.

     "JQH INC. GUARANTY" means the Guaranty executed by JQH, Inc. in favor of Lender guarantying of payment of the Loan.

     "JQH TRUST" means the John Q. Hammons Revocable Living Trust, dated December 28, 1989, as amended and restated.

     "LEGAL REQUIREMENTS" means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, or any or all of the Collateral, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments of record at any time in force affecting Borrower or any or all of the Collateral.

     "LENDCO" means Atrium Lendco, LLC.

     "LENDCO FACILITY" means the $275,000,000 loan facility made by Lender to Lendco pursuant to the Lendco Loan Agreement.

     "LENDCO LOAN AGREEMENT" means the Loan Agreement dated September 16, 2005 between Lender, as lender, and Lendco, as borrower, relating to the Lendco Facility.

     "LIEN" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease, and any agreement to give any security interest).

     "LOAN" means the loan in the aggregate amount of up to $165,000,000 from Lender to Borrower as evidenced by the Note.

     "LOAN DOCUMENTS" means this Agreement, the Note, the Pledge Agreements, the Financing Statements, the Acquisition Guaranty, the JQH Inc. Guaranty, the Carveout Guaranty, the letter agreement from Acquisition to Lender granting rights of first refusal to Lender with respect to certain refinancings, and all other documents, instruments, certificates and other deliveries made by Borrower to Lender in accordance herewith or which otherwise evidence, secure and/or govern the Loan.

     "LOAN MONTH" means a calendar month.

     "LOAN PARTY" means Borrower, General Partner, Acquisition and Eilian.

     "LOAN QUARTER" means a calendar quarter.

     "MATERIAL ADVERSE EFFECT" means (A) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Borrower or (B) the impairment, in any material respect, of the ability of Borrower to perform its obligations under any of the Loan Documents or of Lender to enforce or collect any of the Obligations, including the Participating Interest. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

     "MATURITY DATE" means March 16, 2006, or, if the Extension Conditions have been satisfied with respect to the Extension Eligible Portion, the Extended Maturity Date, or such earlier date as the Loan is prepaid in full or accelerated. Only the Extension Eligible Portion is subject to extension of the Maturity Date, and the Maturity Date for all other portions of the Loan shall not be later than the Initial Maturity Date.

     "MAXIMUM RATE" is defined in Section 2.2(D).

     "MERGER" means the merger of JQH Merger Corporation into JQH, Inc., pursuant to and in accordance with the Merger Agreement, which will result in JQH, Inc. becoming the surviving corporation that is a subsidiary of Borrower.

     "MERGER AGREEMENT" means the Agreement and Plan of Merger dated June 14, 2005 among Acquisition, JQH Merger Corporation and JQH, Inc.

     "MERGER TRANSACTION COSTS" means cash costs of Borrower incurred in connection with closing the Merger Agreement, including, without limitation, acquisition of all of the outstanding Class A Shares of JQH, Inc. (including outstanding options for such shares) at a price of $24 per share or option, and all fees paid to Lender.

     "MORTGAGE DEBT" means the mortgage loans from time to time secured by first mortgage liens on real estate assets owned directly or indirectly by the Partnership.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years, or for which Borrower or any ERISA Affiliate has any liability, including contingent liability.

     "NEW DEBT" is defined in Section 6.1.

     "NOTE" means the Promissory Note, together with the Substitute Notes and all future advances, extensions, renewals, substitutions, modifications and amendments of the Promissory Note and Substitute Notes.

     "OBLIGATIONS" means, in the aggregate, all obligations, liabilities and indebtedness of every nature of Borrower from time to time owed to Lender under the Loan Documents, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable to Lender under the Loan Documents whether before or after the filing of a proceeding under the Bankruptcy Code by or against Borrower. The term "Obligations" shall also include any judgment against Borrower with respect to the obligations, liabilities and indebtedness of Borrower described above.

     "OFAC" is defined in Section 4.6.

     "OFFICER'S CERTIFICATE" means the certificate of an executive officer, chief financial officer or other officer or representative with knowledge of the matters addressed in such certificate.

     "OPERATING AGREEMENT DISTRIBUTION RESTRICTIONS/LIMITATIONS" is defined in
Section 2.2(B).

     "ORGANIZATIONAL DOCUMENTS" means, as applicable, for any Person, such Person's articles or certificate of incorporation, by-laws, partnership agreement, trust agreement, certificate of limited partnership, articles of organization, certificate of formation, shareholder agreement, voting trust agreement, operating agreement, limited liability company agreement and/or analogous documents, as amended, modified or supplemented from time to time.

     "PARTNERSHIP" means John Q. Hammons Hotels, L.P., a Delaware limited partnership, which is anticipated to be renamed Atrium Hotels, L.P.

     "PARTNERSHIP AGREEMENT" means the Fourth Amended and Restated Agreement of Limited Partnership of John Q. Hammons Hotels, L.P., dated as of September 16, 2005 among JQH, the JQH Trust, Hammons, Inc. and Atrium GP, LLC.

     "PAYMENT DATE" means the first Business Day of each Loan Month.

     "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities and their respective permitted successors and assigns (or in the case of a Governmental Authority, the successor functional equivalent of such Person).

     "PLEDGE AGREEMENT" means each pledge agreement delivered by Borrower, Acquisition and JQH, Inc. in favor of Lender granting Lender a security interest in all of such Person's interests of (1) Borrower in Acquisition, (2) Acquisition in JQH, Inc. and General Partner, and (3) JQH, Inc. in the General Partner.

     "PREFERRED EQUITY INTEREST" means the aggregate Hammons Partnership Preferred Units (as defined in the Partnership Agreement) issued to JQH, the JQH Trust and their Affiliates by the Partnership.

     "PREFERRED REDEMPTION PRICE" has the meaning specified in the Partnership Agreement.

     "PRESCRIBED LAWS" means, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and implementing regulations thereto, (c) the International Emergency Economic Power Act, 50 U.S.C. Section 1701 et seq., (d) all other laws, regulations and executive orders administered by the Office of Foreign Assets Control and (e) all other Legal Requirements relating to money laundering or terrorism.

     "PROMISSORY NOTE" means the Promissory Note dated of even date herewith made by Borrower to the order of Lender in the original principal amount of $165,000,000.

     "PROPRIETARY RIGHTS" is defined in Section 4.8.

     "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities".

     "SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY" is defined in SCHEDULE 6.10.

     "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

     "SUBSTITUTE NOTE" means all notes given in substitution or exchange for the Promissory Note or another Substitute Note.

     "TRANSACTION AGREEMENT" means the Second Amended and Restricted Transaction Agreement among JQH, JQH Trust, Hammons, Inc., JD Holdings, LLC and Acquisition.

     "TRANSFER" means, (a) when used as a verb, to, directly or indirectly, lease, sell, assign, convey, give, exchange, devise, mortgage, encumber, pledge, hypothecate, alienate, grant a security interest, or otherwise create or suffer to exist any Lien, transfer or otherwise dispose, or to contract or agreement to do any of the foregoing, whether by operation of law, voluntarily, involuntarily or otherwise as well as any other action or omission which has the practical effect of initiating or completing the foregoing and (b) when used as a noun, a direct or indirect, lease, sale, assignment, conveyance, gift, exchange, devise, mortgage, encumbrance, pledge, hypothecation, alienation, grant of a security interest or other creation or sufferance of a Lien, transfer or other disposition, or contract or agreement by which any of the foregoing may be effected, whether by operation of law, voluntary or involuntary and any other action or omission which has the practical effect of initiating or completing the foregoing.

     "TRS" is defined in Section 5.8.

     "UCC" means the Uniform Commercial Code as in effect in the State of New York.

1.2 TERMS; UTILIZATION OF GAAP FOR PURPOSES OF FINANCIAL STATEMENTS UNDER AGREEMENT.

     For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Lender pursuant to
Section 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation. No Accounting Changes shall affect any financial covenants, standards or terms in this Agreement; provided, that Borrower shall prepare footnotes to the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes).

1.3 OTHER DEFINITIONAL PROVISIONS.

     References to "SECTIONS," "EXHIBITS" and "SCHEDULES" shall be to Sections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "HEREOF," "HEREIN," "HERETO," "HEREUNDER" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to "WRITING" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "INCLUDING," "INCLUDES" and "INCLUDE" shall be deemed to be followed by the words "WITHOUT LIMITATION"; the phrase "AND/OR" shall mean that either "and" or "or" may apply; the phrases "ATTORNEYS' FEES," "LEGAL FEES" and "COUNSEL FEES" shall include any and all reasonable attorneys', paralegal and law clerk fees and disbursements, including court costs, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Collateral and enforcing its rights hereunder and/or the other Loan Documents; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; references to a Person's "KNOWLEDGE" in this Agreement or the other Loan Documents refers to the actual knowledge of the Person in question and such knowledge as a reasonably prudent Person would have acquired by virtue of such inquiry and due diligence as a reasonably prudent Person would have undertaken, and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Where any provision of this Agreement or any of the other Loan Documents refers to action to be taken by any Person, or which such Person is prohibited from taking, such provisions shall be applicable whether such action is taken directly or indirectly by such Person.

                                   SECTION 2
                          AMOUNTS AND TERMS OF THE LOAN

2.1 LOAN DISBURSEMENT AND NOTE. Subject to the terms and conditions of this Agreement, Lender shall lend $140,566,308.62 of the Loan to Borrower on the Closing Date and reserve the balance of the Loan for a subsequent disbursement. The initial disbursement of the proceeds of the Loan shall be used to make a capital contribution to Acquisition and by Acquisition to make a capital contribution to JQH Merger Corporation (i) to finance (a) the merger consideration payable to the holders of the issued and outstanding shares of Class A common stock, par value $0.01 per share, of JQH, Inc. (the "CLASS A SHARES"), pursuant to the Merger Agreement, (b) the consideration payable to the holders of the options to purchase Class A Shares pursuant to the Merger Agreement, and third party costs and expenses approved by Lender in connection with the consummation of the Merger pursuant to the Merger Agreement; and (ii) to pay costs and expenses of the Loan, including the Commitment Fee, and to allow Borrower to make a capital contribution to Acquisition to allow Acquisition to make a distribution to Lendco with which Lendco will pay the commitment fee of $2,750,000 under the Lendco Facility. The initial disbursement of the Loan in accordance with the foregoing shall be made on the Closing Date. The Loan shall be evidenced by the Note. The Obligations of Borrower under this Agreement, the Note and the other Loan Documents are secured by, among other things, the Pledge Agreement and the Liens created or arising under the other Loan Documents.

2.2 INTEREST.

     (A) INTEREST RATE. Subject to the provisions of Section 2.2(D) hereof, the outstanding principal balance of the Loan shall bear interest at the Base Rate. However, (a) upon and during the continuance of any Default by Borrower in the payment of any sum of principal, interest or other Indebtedness of Borrower owing Lender under the Loan Documents when due, (b) during the existence of any Event of Default, or (c) after the Maturity Date or earlier upon acceleration of the Loan, the principal amount of the Loan shall bear interest ("DEFAULT INTEREST") at the Default Rate. With respect to any scheduled payments of principal and interest (excluding the payments due on the Maturity Date and Extended Maturity Date), Borrower will be entitled to a grace period of two (2) Business Days from such date before Default Interest is imposed by reason of such late payment; provided, however, such grace period will not be available more than twice in any calendar year and if Borrower fails to make the required payment within said two (2) Business Days period, Default Interest will be calculated from the original due date.

Except as set forth in the preceding sentence, the Default Interest shall commence, without notice, immediately upon and from the occurrence of (a), (b) or (c) above, as the case may be, and shall continue until all Defaults are cured and all sums then due and payable under the Loan Documents are paid in full. Default Interest shall be payable upon demand, and, to the extent unpaid, shall be compounded monthly at the Default Rate.

     (B) Prior to the Maturity Date, to the extent that after application of all payments are received by Lender from Hammons Borrower to Lendco under the Hammons Line sufficient cash is not able to be distributed from the Partnership to be distributed to Acquisition, and by Acquisition to Borrower, because of restrictions on distributions imposed by the Mortgage Debt or distribution limitations contained in the Partnership Agreement (together, the "OPERATING PARTNERSHIP DISTRIBUTION RESTRICTIONS/LIMITATIONS") and as a result sufficient cash is not available to Borrower be used to satisfy, in full, its obligations under Section 2.2(A), then any such shortfall (the "CUMULATIVE RESTRICTED INTEREST PAYMENTS") will accrue at the Interest Rate, with interest compounded monthly, and shall be payable when and to the extent that cash becomes available to Acquisition, for distribution to Borrower, but in no event later than the Maturity Date.

     (C) COMPUTATION AND PAYMENT OF INTEREST. Interest on the outstanding principal balance of the Note and all other Obligations owing to Lender shall be computed on the daily principal balance of the Note on the basis of actual days elapsed and a 360-day year. Interest on the Note is payable in arrears. Payments of interest shall be paid to Lender as specified in Section 2.3. In addition, all accrued and unpaid interest shall be paid to Lender on the earlier of the date of prepayment of the Loan and the Maturity Date. The Loan shall commence to bear interest on the amount disbursed on the date the proceeds of the Loan are to be disbursed to or for the order of Borrower, provided, however, if the proceeds are disbursed to an escrowee, the Loan shall commence to bear interest from and including the date of disbursement to such escrowee regardless of the date such proceeds are disbursed from escrow.

     (D) INTEREST LAWS. Notwithstanding any provision to the contrary contained in this Agreement or the other Loan Documents, Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("EXCESS INTEREST"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this Section shall govern and control; (2) Borrower shall not be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations then due and owing to Lender (without any prepayment penalty or premium therefor) or for accrued and unpaid interest thereunder (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "MAXIMUM RATE"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligation due and owing to Lender is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations due and owing to Lender shall, to the extent permitted by law, remain at the Maximum Rate until Lender shall have received or accrued the amount of interest which Lender would have received or accrued during such period on Obligations due and owing to Lender had the rate of interest not been limited to the Maximum Rate during such period.

2.3 PAYMENTS.

     (A) The Borrower shall pay to Lender interest on the outstanding principal of the Loan accrued from and including the immediately preceding Payment Date, to, but not including, the Payment Date on which such payment is to be made. Balloon payments will be required of all then accrued interest and the principal amount of the Loan on the Maturity Date.

     (B) In the event that Operating Partnership Distribution
Restrictions/Limitations are applicable, Borrower will pay all amounts then due under this Agreement and the Note to Lender immediately after the Operating Partnership Distribution Restrictions/Limitations are no longer applicable.

2.4 PAYMENTS AND PREPAYMENTS ON THE LOAN.

     (A) MANNER AND TIME OF PAYMENT. Borrower agrees to pay all of the Obligations relating to the Loan as such amounts become due or are declared due pursuant to the terms of this Agreement and the other Loan Documents. All payments shall be made without deduction, defense, setoff or counterclaim by the wire transfer of good immediately available wire transferred federal funds to Lender's account at JP Morgan Chase, ABA #021-000-021 for the account of iStar Financial Inc., Account No. 910-2-757938, Reference: 1252:1, or at such other place as Lender may direct from time to time by written notice to Borrower. Borrower shall receive credit for such funds on the date received if such funds are received by Lender by 2:00 P.M. (New York time), on such day. If such funds are received after 2:00 P.M. (New York time), such funds shall be deemed to have been paid by Borrower on the following Business Day. Whenever any payment to be made under the Loan Documents shall be stated to be due on a day that is not a Business Day, the payment may be made on the following Business Day and the period will not expire until the following Business Day.

     (B) MATURITY. The outstanding principal balance of the Loan, all accrued and unpaid interest thereon and all other sums owing to Lender pursuant to the Loan Documents shall be due and payable on the Maturity Date. Notwithstanding the foregoing, if Borrower satisfies the Extension Conditions, the Maturity Date of the Extension Eligible Portion shall be extended to the Extended Maturity Date.

     (C) PREPAYMENTS. The Loan (including the Extension Eligible Portion) shall be repaid out of any funds of Borrower that would otherwise be available for Distribution to Borrower's members and from other funds, including equity investments, to Borrower. The Loan may be prepaid, in whole, or in part without premium or penalty from any funds of Borrower (including from equity or debt investments in Borrower which are subordinate to the Loan, unless otherwise agreed by Lender, in its discretion), upon not less than two (2) Business

Days irrevocable prior notice to Lender. Furthermore, partial prepayment of the Loan will be permitted upon not less than two (2) Business Days prior irrevocable notice to Lender. Any prepayments on the principal balance of the Loan evidenced by the Note whether voluntary or involuntary, shall be accompanied by payment of interest accrued to the date of prepayment.

     (D) REBORROWING. No portion of the Loan which is repaid may be reborrowed.

2.5 LENDER'S RECORDS; MUTILATED, DESTROYED OR LOST NOTES. The balance on Lender's books and records shall be presumptive evidence (absent manifest error) of the amounts due and owing to Lender by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's obligation to pay the Obligations. In case any Note shall become mutilated or defaced, or be destroyed, lost or stolen, Borrower shall, upon request from Lender, execute and deliver a new Note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the mutilated or defaced Note shall be surrendered to Borrower upon delivery to Lender of the new Note. In the case of any destroyed, lost or stolen Note, Lender shall furnish to Borrower, upon delivery to Lender of the new Note (i) certification of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be reasonably required by Borrower to hold Borrower harmless.

2.6 TAXES. Any and all payments or reimbursements made under this Agreement, the Note or the other Loan Documents shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto arising out of or in connection with the transactions contemplated by the Loan Documents; excluding, however, the following: taxes imposed on the income of Lender by any jurisdiction or any political subdivision thereof; taxes that are not directly attributable to the Loan; and any "doing business" taxes, however denominated, charged by any state or other jurisdiction (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding such taxes imposed on income, taxes not directly attributable to the Loan and any "doing business" taxes, herein "TAX LIABILITIES"). If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made. In the event that, subsequent to the Closing Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by Lender with any new request or directive (whether or not having the force of law) from any Governmental Authority, does or shall subject Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or the Loan, or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder (except for income taxes, or franchise taxes imposed in lieu of income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of interest or tax on the overall income of Lender, taxes that are not directly attributable to the Loan and any "doing business" taxes, however denominated, charged by any state or other jurisdiction) and the result of any of the foregoing is to increase the cost to Lender of making or continuing its Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Lender, within thirty (30) Business Days after its written demand, any additional amounts necessary to compensate Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Lender with respect to this Agreement or the other Loan Documents. If Lender becomes entitled to claim any additional amounts pursuant to this
Section 2.6, it shall promptly notify Borrower of the event by reason of which Lender has become so entitled.

2.7 APPLICATION OF PAYMENTS. Except as otherwise expressly provided in the last sentence of this Section 2.7, all payments made hereunder shall be applied first, to the payment of other sums (other than principal and interest) due from Borrower to Lender under the Loan Documents, second, to any interest then due at the Default Rate, third to interest then due at the Base Rate, and last to the principal amount. Following and during the continuance of an Event of Default, all sums collected by Lender shall be applied in such order of priority to such items set forth below as Lender shall determine in its sole discretion: (i) to the costs and expenses, including reasonable attorneys' and paralegals' fees and costs of appeal, incurred in the collection of any or all of the Loan due or the realization of any collateral securing any or all of the Loan; and (ii) to any or all unpaid amounts owing pursuant to the Loan Documents in any order of application as Lender, in its sole discretion, shall determine.

2.8 COMMITMENT FEE. Borrower shall pay the Commitment Fee to Lender on the Closing Date.

2.9 PARTICIPATION INTEREST. As partial consideration for making the Loan, Lender will receive a participation interest as described in the operating agreement for Acquisition.

                                   SECTION 3
                               CONDITIONS TO LOAN

3.1 CONDITIONS TO FUNDING OF THE LOAN ON THE CLOSING DATE. The obligation of Lender to disburse the Loan is subject to the prior or concurrent satisfaction or waiver of the conditions set forth below.

     (A) PERFORMANCE OF AGREEMENTS; TRUTH OF REPRESENTATIONS AND WARRANTIES; NO INJUNCTION. Borrower, Carveout Guarantor and all other Persons executing any Loan Document on behalf of Borrower or Carveout Guarantor shall have performed in all material respects all agreements which any of the Loan Documents provide shall be performed on or before the Closing Date. The representations and warranties contained in the Loan Documents shall be true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (except to the extent stated to relate to a specific earlier date). No Legal Requirements shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued or entered, and no litigation shall be pending or threatened, which in the reasonable judgment of Lender would enjoin, prohibit or restrain, or impose or result in an materially adverse effect upon, the making, borrowing or repayment of the Loan or the execution, delivery or performance of the Loan Documents. No Default or Event of Default shall have occurred and then be continuing.

     (B) OPINION OF COUNSEL. Lender shall have received and approved written opinions of counsel for Borrower, Carveout Guarantor, Acquisition, and JQH, Inc., in form and substance reasonably satisfactory to Lender and its counsel, dated as of the Closing Date. By execution of this Agreement, Borrower authorizes and directs its counsel to render and deliver such opinions to Lender.

     (C) LOAN DOCUMENTS. On or before the Closing Date, Borrower shall execute and deliver and cause to be executed and delivered, to Lender all of the Loan Documents, each, unless otherwise noted, dated the Closing Date, duly executed, in form and substance reasonably satisfactory to Lender and in quantities reasonably designated by Lender (except for the Promissory Note, of which only the original shall be executed). Borrower hereby authorizes Lender to file the financing statements in such filing offices as Lender elects.

     (D) OFFICER'S CERTIFICATE. Lender shall have received and approved an Officer's Certificate executed by the chief financial officer or similar officer of Borrower stating that: (a) on such date, and after giving effect to the Loan, no Default or Event of Default exists; and (b) the representations and warranties of Borrower set forth in this Agreement and the other Loan Documents are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date except to the extent stated to relate to a specific earlier date.

     (E) ORGANIZATIONAL AND AUTHORIZATION DOCUMENTS. Lender shall have received all documents reasonably requested by Lender, including all Organizational Documents, with regard to the due organization, existence, internal governance, power and authority, due authorization, execution and delivery, authorization to do business and good standing of Borrower and such other Persons as Lender may reasonably designate, the validity and binding effect of the Loan Documents and other matters relating thereto, in form and substance satisfactory to Lender.

     (F) CLOSING STATEMENT. Lender shall have received and approved a closing and disbursement statement executed by Borrower with respect to the disbursement of the proceeds of the Loan.

     (G) FINANCIAL STATEMENTS. Lender shall have received and approved financial statements of Borrower as of the Closing Date.

     (H) APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. Lender shall have received and approved a letter appointing (and accepted by) CT Corporation System as Borrower's agent for service of process.

     (I) COMMITMENT FEE. Lender shall have received its Commitment Fee, which may be paid out of the Loan proceeds.

     (J) LEGAL FEES; CLOSING EXPENSES. Borrower shall have paid any and all reasonable legal fees and expenses of counsel to Lender, together with any recording fees and taxes, title insurance premiums, and other costs and expenses related to the Loan.

     (K) EQUITY. Borrower shall have demonstrated to Lender's satisfaction that Eilian has contributed to Borrower not less than $15,819,479 in cash, for the purposes described in Section 2.1.

     (L) CONSUMMATION OF MERGER. The Merger shall have been consummated as contemplated by the Merger Agreement.

     (M) RECOGNITION OF PLEDGE AND AGREEMENT. Execution and delivery by JQH, Inc., Acquisition, and by General Partner of an agreement recognizing the Pledge Agreements and containing such agreements in connection therewith as Lender may reasonably require.

     (N) CLOSING OF HAMMONS LINE AND LENDCO FACILITY. The Hammons Line shall have closed (such that all conditions to lending under Section 3.1 and 3.2 of the Hammons Loan Agreement shall have been satisfied), and the Lendco Facility shall have closed (such that all conditions under Section 3.1 of the Lendco Loan Agreement shall have been satisfied).

     (O) PARTICIPATION INTEREST. The Organizational Documents of Acquisition shall reflect the creation of a participation interest in favor of Lender and shall be in form and substance satisfactory to Lender.

     (P) OTHER DOCUMENTS AND DELIVERIES. Borrower shall have delivered such other documents and deliveries as are set forth on the Closing Checklist attached hereto as SCHEDULE 1.1(A).

3.2 SUBSEQUENT DISBURSEMENT. Lender shall make a subsequent disbursement of the Loan to pay the amounts due to the Class A Shareholders of JQH, Inc. (prior to the effective date of the Merger) which have elected appraisal rights in connection with the Merger, such subsequent disbursement not to exceed $10,437,600. The obligation of Lender to make such subsequent disbursement is subject to the satisfaction or waiver of the conditions set forth below:

     (A) GENERAL. The conditions set forth in Section 3.1(A) with respect to the Initial Disbursement shall be satisfied as of the date of the subsequent disbursement.

     (B) REQUEST FOR ADVANCE. Borrower shall have furnished Lender a request for an advance, in form reasonably satisfactory to Lender. Such request for advance shall be accompanied by materials substantiating the amounts to be paid to the affected Class A Shareholders and their acceptance of such amounts in full payment of their Class A Shares.

                                   SECTION 4
                         REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Lender that, after giving effect to the Loan, as of the Closing Date:

4.1 ORGANIZATION, POWERS, QUALIFICATION AND ORGANIZATION CHART. Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of its state of formation. Borrower has all requisite power and authority to own and operate its assets, to carry on its business as now conducted and proposed to be conducted, and to enter into each

Loan Document to which it is a party and to perform the terms thereof. Borrower's U.S. taxpayer identification number is set forth on SCHEDULE 4.1(A)-1. Borrower is duly qualified and in good standing wherever necessary to carry on its present business and operations except for such jurisdictions where the failure to so qualify would not have an adverse effect. The organization chart attached hereto as SCHEDULE 4.1(A)-2 correctly identifies each Subsidiary of Borrower and each Person directly owning (and/or indirectly owing five percent (5%) or more of) the ownership interests in Borrower, each Person that Controls the Borrower and accurately depicts the affiliation, if any, of each direct or indirect owner of an interest in Borrower. The principal place of business and chief executive office of Borrower for the five (5) year period preceding the Closing Date is set forth on SCHEDULE 4.1(A)-3. Borrower has filed in a timely manner all material reports, documents and other materials required to be filed by it with any Governmental Authorities and the information contained in each of such filings is true, correct and complete in all material respects). Borrower has retained all material records and documents required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority. Except as shown on SCHEDULE 4.1(A)-2, Borrower has no Subsidiaries and has not made an Investment in any Person.

4.2 AUTHORIZATION OF BORROWING; NO CONFLICTS; GOVERNMENTAL CONSENTS; BINDING OBLIGATIONS AND SECURITY INTERESTS IN COLLATERAL. Borrower and each other Loan Party has the power and authority to incur the Obligations evidenced by the Note and other Loan Documents to which it is a party, to execute and deliver the Loan Documents to which it is a party and to perform its Obligations, and to continue its businesses and affairs as presently conducted. The incurring of the Obligations, and the execution, delivery and performance by Borrower and the other Loan Parties which are not individuals of each of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary partnership, corporate or limited liability company action, as the case may be. The incurring of the Obligations, and the execution, delivery and performance by Borrower of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not: (1) violate any provision of law applicable to Borrower, the other Organizational Documents of, or applicable to, Borrower or any order, judgment or decree of any court or other Governmental Authority binding on Borrower or any other Loan Party; (2) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement or document to which such Person is a party or by which such Person or its property may be bound; (3) result in or require the creation or imposition of any Lien upon assets of Borrower or any other Loan Party; other than any Liens in favor of Lender or (4) require any approval or consent of any Person under any agreement or document to which such Person is a party or by which such Person or its property may be bound. The incurring of the Obligations, the execution, delivery and performance by Borrower of the Loan Documents and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other Governmental Authority or regulatory body (except to the extent obtained on or before the Closing Date). The Loan Documents, when executed and delivered by Borrower and each other Loan Party will be the legally valid and binding obligations of Borrower and each other Loan Party which is a party thereto enforceable against Borrower and each other Loan Party, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and to the application of general equitable principles in connection with the enforcement thereof. The Financing Statements create a valid, enforceable and perfected first priority lien and security interest in the Collateral subject to no other interests, Liens or encumbrances. Borrower is a "registered organization" (as defined in the UCC) organized under the laws of the State of Delaware.

4.3 FINANCIAL STATEMENTS. All financial statements concerning Borrower which have been or will hereafter be furnished by Borrower to Lender pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein, to the extent Lender approves such disclosure and subject, in the case of unaudited statements, to the absence of footnotes and to normal year-end adjustments) and do or will, in all material respects, present fairly the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

4.4 LITIGATION. Except as set forth on SCHEDULE 4.4, there are no judgments outstanding against Borrower nor is there any Action pending or, to Borrower's knowledge, threatened, against Borrower. The Actions and judgments set forth on
SCHEDULE 4.4 will not result, if adversely determined, and could not reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect and do not relate to and will not affect the consummation of the transactions contemplated hereby. No petition in bankruptcy, whether voluntary or involuntary, or assignment for the benefit of creditors, or any other Action involving debtors' and creditors' rights has ever been filed under the laws of the United States of America or any state thereof, or threatened, by or against, Borrower.

4.5 PAYMENT OF TAXES. All federal and state income and all other material tax returns and reports of Borrower required to be filed by such Persons have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Person, assets, income and franchises which are due and payable have been paid in full except any such taxes or charges which are being diligently contested in good faith by appropriate proceeding and for which adequate reserves in accordance with GAAP have been set aside on its books. To Borrower's knowledge, Borrower has delivered written notice to Lender of each tax return of Borrower that is under audit. No tax liens have been filed and, to Borrower's knowledge, no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Borrower in respect of any taxes or other governmental charges are in accordance with GAAP. All taxes that Borrower is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the applicable Governmental Authority. All tax returns filed by (or that include on a consolidated basis) Borrower are true, correct and complete. There is no tax sharing agreement that will require any payment by Borrower after the Closing Date except as may be required by the tax indemnity agreement which is an exhibit to the Transaction Agreement.

4.6 GOVERNMENTAL REGULATION; MARGIN LOAN. Borrower is not and, after giving effect to the Loan, will not be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any other Legal Requirement limiting its ability to incur indebtedness for borrowed money. Borrower shall use the proceeds of the Loan only for the purposes set forth in this Agreement and consistent with all Legal Requirements. No portion of the proceeds of the Loan shall be used by Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act or any other Legal Requirements. Borrower is not a non-resident alien for purposes of U.S. income taxation, and Borrower is not a foreign corporation, partnership, foreign trust or foreign estate (as said terms are defined in the Code). Borrower and its respective Affiliates is not, and shall not become, a Person with whom Lender is restricted from doing business with under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated and Blocked Persons list (the "OFAC LIST")) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental action relating to terrorism financing, terrorism support and/or otherwise relating to terrorism and are not and shall not engage in any dealings or transactions or otherwise be associated with Persons named on the OFAC List. At all times throughout the term of the Loan, including after giving effect to any Transfers, (a) none of the funds or other assets of Borrower constitute property of, or are beneficially owned, directly or indirectly, by any Governmental Authority or other Person subject to trade restrictions under U.S. law including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder or any other laws, regulations or executive orders administered by the Office of Foreign Assets Control with the result that an investment in Borrower (whether directly or indirectly), is prohibited by law or the Loan made by the Lender are in violation of law ("EMBARGOED PERSON"); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, as applicable, with the result that the investment in Borrower (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower have been derived from any unlawful activity with result that the investment in Borrower (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

4.7 EMPLOYEE BENEFIT PLANS; ERISA; EMPLOYEES. Borrower does not maintain or contribute to, or has any obligation under, any Employee Benefit Plans. Borrower is not an "employee benefit plan" (within the meaning of section 3(3) of ERISA) to which ERISA applies, and the assets of Borrower do not constitute plan assets. No actions, suits or claims under any laws and regulations promulgated pursuant to ERISA are pending or, to Borrower's knowledge, threatened, against Borrower. Borrower has no knowledge of any material liability incurred by Borrower which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or of any lien which has been imposed on the assets of Borrower pursuant to section 412 of the Code or section 302 or 4068 of ERISA. The Loan, the execution, delivery and performance of the Loan Documents and the transactions contemplated by this Agreement are not a non-exempt prohibited transaction under ERISA.

4.8 INTELLECTUAL PROPERTY. Borrower possesses, owns or has valid licenses, permits, certificates of public convenience, service marks, authorizations, licenses, patents, patent rights or licenses and trademarks (collectively, together with the goodwill associated therewith, "PROPRIETARY RIGHTS") presently required or necessary to own or lease, as the case may be, and to operate, its respective properties and to carry on its business as now conducted or proposed to be conducted, except where the failure to obtain same would not, individually or in the aggregate, have a Material Adverse Effect. Borrower has fulfilled and performed in all material respects all of its respective obligations with respect to such permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or could result in any other material impairment of the rights of the holder of any such permit; and Borrower has not received any notice of any proceeding relating to unenforceability, invalidity, revocation or modification of any Proprietary Rights, except where such revocation, unenforceability, invalidity, or modification would not, individually or in the aggregate, have a Material Adverse Effect.

4.9 BROKER'S FEES. No broker's or finder's fee, commission or similar compensation will be payable by Borrower or any Affiliate of Borrower with respect to the Loan, the issuance of the Note or any of the other transactions contemplated hereby or by any Loan Document.

4.10 ENVIRONMENTAL COMPLIANCE. There are no Actions, whether pending or, to Borrower's knowledge, threatened, or judgments or orders relating to any Hazardous Materials (collectively, "ENVIRONMENTAL CLAIMS") asserted or threatened against Borrower. Except as disclosed in the environmental reports furnished to Lender, to Borrower's knowledge, neither Borrower nor any other Person has caused or permitted any Hazardous Material to be used, generated, reclaimed, transported, released, treated, stored or disposed of in a manner which could form the basis for an Environmental Claim against Borrower. Borrower is currently in compliance in all material respects with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws.

4.11 SOLVENCY. As of the date of this Agreement and after giving effect to the consummation of the transactions contemplated by the Loan Documents, each Loan
Party: (A) owns and will own assets the fair saleable value of which are (1) greater than the total amount of liabilities (including Contingent Obligations) of such Loan Party, and (2) greater than the amount that will be required to pay the probable liabilities of such Loan Party's then debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Loan Party; (B) has capital that is not insufficient in relation to its business as presently conducted or any contemplated or undertaken transaction; and (C) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due. No Loan Party has entered into the Loan Documents (to which it is a party) or the transactions contemplated under the Loan Documents with the actual intent to hinder, delay, or defraud any creditor. After giving effect to the transactions occurring on the Closing Date, no Default or Event of Default exists.

4.12 DISCLOSURE. The representations and warranties of Borrower contained in the Loan Documents as of the date such representations and warranties were made, the financial statements referred to in Section 5.1(A), and any other documents, certificates or written statements furnished to Lender by or on behalf of Borrower for use in connection with the Loan do not contain any untrue statement of a material fact or omit or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no material fact known to Borrower that has had or will have a Material Adverse Effect that has not been disclosed in this Agreement or in such other documents, certificates and statements furnished to Lender by or, on behalf of, Borrower for use in connection with the Loan.

4.13 REPRESENTATIONS REMADE. Borrower warrants and covenants that the foregoing representations and warranties will be true and correct in all material respects on the Closing Date. All representations and warranties made in the other Loan Documents or in any certificate or other document delivered to Lender by or on behalf of Borrower pursuant to the Loan Documents shall be deemed to have been relied upon by Lender, notwithstanding any investigation made by or on behalf of Lender. All such representations and warranties shall survive the making of the Loan and shall continue in full force and effect until such time as the Loan has been paid in full.

                                    SECTION 5
                              AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that so long as this Agreement shall remain in effect (other than contingent and indemnification obligations) or the Note shall remain outstanding, Borrower shall perform and comply with all covenants in this Section 5, provided that once all amounts under this Agreement are repaid in full other than the Extension Eligible Portion, only Sections 5.1, 5.2, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 shall remain in effect.

5.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Borrower will maintain a system of accounting in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP and proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower with respect to all items of income and expense in connection with the operations of Borrower.

     (A) FINANCIAL STATEMENTS. Within one hundred twenty (120) days after the end of each calendar year, Borrower shall provide to Lender true and complete annual audited consolidated financial statements for Borrower and for Acquisition prepared in accordance with GAAP. Such financial statements shall
(x) be audited by Weiser, LLP or another independent certified public accounting firm reasonably satisfactory to Lender and (y) include a balance sheet as of the end of such year, profit and loss statements for such year and a statement of cash flow for such year. As soon as reasonably practicable (but in any event within forty-five (45) days) after the end of each calendar quarter (other than any calendar quarter end that is also calendar year end), Borrower shall provide to Lender a true and complete quarterly cash flow, balance sheet, and operating statement for Borrower and for Acquisition, certified by the chief financial officer (or similar position) of Borrower and for Acquisition which quarterly statements shall be in form and substance reasonably acceptable to Lender. As soon as reasonably practicable (but in any event within thirty (30) days) after the end of each month (other than the end of a month that is also a quarter or year end), Borrower shall provide to Lender a true and complete monthly cash flow and operating statement for Borrower and for Acquisition certified by the chief financial officer (or similar position) of Borrower and for Acquisition. The monthly reports shall include detailed monthly financial and performance reports (with a comparison to budgeted performance) for the Partnership. Such monthly statements shall be in a form reasonably satisfactory to Lender; Borrower shall also provide such other financial information as Lender may, from time to time, reasonably request certified (if requested by Lender) by the applicable chief financial officer (or similar position). Borrower will deliver, concurrently with the annual and quarterly statements, a certificate of its chief financial officer (or analogous position) certifying whether any Default or Event of Default has occurred and whether such Default or

Event of Default is continuing. Within 120 days after the end of such calendar year, Borrower will provide Lender audited financial statements for the Partnership, copies of all material reports by the Partnership to its partners, all information regarding restrictions or limitations on distributions for the Partnership, which shall be certified by the Partnership as true and complete in all material respects, and shall include a certification as to whether or not a notice of default has been received by the Partnership under any financing arrangement or franchise agreement.

     (B) ACCOUNTANTS' CERTIFICATION. Together with each delivery of annual financial statements of Borrower pursuant to Section 5.1(A), Borrower will deliver a written statement by its independent certified public accountants (1) stating that the audit has included a review of the terms of this Agreement solely as such terms relate to accounting matters, (2) stating whether, in connection with the examination, any condition or event that constitutes a Default or an Event of Default (of which said accountants may be aware from said review, and without obligation to review other aspects of this Agreement or to review any of the other Loan Documents) has come to their attention, and (3) if such a condition or event has come to their attention, specifying the nature and period of existence thereof.

     (C) ACCOUNTANTS' REPORTS. Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted to Borrower by independent public accountants in connection with each annual, interim or special audit of the financial statements of Borrower made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

     (D) NOTICES, EVENTS OF DEFAULT AND LITIGATION. Borrower shall promptly deliver, or cause to be delivered, copies of all notices, demands, reports or requests given to, or received by, Borrower, the Partnership or Acquisition from, (i) any Governmental Authorities with respect to failure to comply with any material Legal Requirements or (ii) any other Person with respect to default under any material contractual obligations, and shall notify Lender within five
(5) Business Days after Borrower, the Partnership or Acquisition or the date that the Borrower learns that the Partnership by any such entity receives notice or acquires knowledge of any material violation of Legal Requirements, investigation, subpoena or audit by any Governmental Authority or any default with respect to any Indebtedness or any material default of any contractual obligation. Promptly upon Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver a certificate of such Person's chief financial officer or similar officer specifying the nature and period of existence of such condition or event and what action Borrower has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; and/or (2) any fact, circumstance, event or condition which has, or would reasonably be expected to have or cause, a Material Adverse Effect. Promptly upon Borrower obtaining knowledge of (1) the institution of any Action against or affecting Borrower, Acquisition or the Partnership or (2) any material development in any Action at any time pending against or affecting Borrower, Acquisition or the Partnership, Borrower shall give notice thereof to Lender and provide such other information as may be available to it to enable Lender and its counsel to evaluate such matters.

     (E) ERISA. Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as Lender, in its sole discretion, may request, that Borrower is not and does not maintain or contribute to an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title IV of ERISA.

     (F) TAX RETURNS. Borrower will deliver to Lender copies of all federal and state income and other material tax returns, schedules, statements and material reports of Borrower (or the entity with which Borrower is consolidated for filing purposes) and the Partnership to its owners within ten (10) days after the earlier of filing or delivery of such tax returns or other items with the Internal Revenue Service or the applicable Governmental Authority or delivery to its owners.

     (G) ESTOPPEL CERTIFICATES. Within ten (10) Business Days following a request by Lender, which shall be made not more frequently than once per Loan Quarter (unless an Event of Default has occurred and is continuing) Borrower shall provide to Lender, a duly acknowledged written statement confirming the amount of the outstanding Obligations, the terms of payment and maturity date of the Note, the date to which interest has been paid, the existence of any Event of Default, and whether, to Borrower's knowledge, any offsets or defenses exist against the Obligations, and if any such offsets or defenses are alleged to exist, the nature thereof shall be set forth in detail.

     (H) OTHER. With reasonable promptness, Borrower shall deliver such other information and data with respect to Borrower as from time to time may be reasonably requested by Lender. Borrower shall also provide, or cause to be provided, to Lender a copy (certified as correct and complete by the chief financial officer (or similar officer) of Borrower) of each material report or statement filed by Borrower with any Governmental Authority including the United States Securities and Exchange Commission and the United States Internal Revenue Service not later than five (5) Business Days after filing thereof. Borrower shall, promptly after it obtains knowledge of such change, notify Lender of any change in the information set forth in SCHEDULE 4.1 and, upon request from Lender from time to time, will, within five (5) Business Days after such request is given to Borrower, provide Lender with either an updated SCHEDULE 4.1 certified by Borrower as true and complete or a certificate of Borrower to the effect that the information set forth on SCHEDULE 4.1 has not changed except as previously expressly disclosed in writing to Lender.

     (I) ELECTRONIC FORMAT. Borrower will provide to Lender a copy of any reports, notices, statements or other deliveries required pursuant to this
Section 5.1 in an electronic format reasonably satisfactory to Lender to the extent that Borrower is able to do so and has any such delivery in electronic format.

5.2 EXISTENCE; QUALIFICATION. Borrower will at all times preserve and keep in full force and effect its existence, and all rights and franchises material to its respective business.

5.3 INSURANCE. No later than October 15, 2005, Borrower shall obtain and thereafter shall maintain in full force and effect comprehensive general liability and excess liability and insurance coverages in amounts customarily carried by companies engaged in similar businesses.

5.4 INSPECTION; LENDER MEETING. Borrower shall, upon request from Lender, permit (and cause to be permitted) Lender's designated representatives to (a) examine, audit, inspect, copy, duplicate and abstract the financial, accounting and other books and records of Borrower, and (b) discuss the affairs, finances and business of Borrower with officers, senior management, representatives, independent public accountants and agents of Borrower during regular business hours and upon reasonable prior notice if no continuing Event of Default. Borrower shall cause the books and records of Borrower to be maintained at Carnegie Hall Tower, 152 W. 57th Street, 56th Floor, New York, New York 10019. Borrower will not change the location where such books and records are kept without giving at least thirty (30) days' advance notice to Lender. Borrower shall pay Lender's reasonable costs and expenses incurred in connection with such audit if an Event of Default has occurred or if any audit reveals any material discrepancy in the financial information provided by Borrower. All such audits, inspections and reports shall be made for the sole benefit of Lender. Neither Lender nor Lender's auditors, inspectors, representatives, agents or contractors assumes any responsibility or liability (except to Lender) by reason of such audits, inspections or reports other than in connection with such Person's gross negligence or willful misconduct. Borrower will not rely upon any of such audits, inspections or reports. The performance of such audits, inspections and reports will not constitute a waiver of any of the provisions of the Loan Documents. Borrower shall cooperate with Lender with respect to any Actions which may in any way materially adversely affect the rights of Lender under any of the Loan Documents and, in connection therewith, not prohibit Lender, at its election, from participating in any such Actions.

5.5 ENVIRONMENTAL COMPLIANCE. Borrower shall comply (or cause compliance by the Partnership) at all times with all applicable Environmental Laws in all material respects.

5.6 COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS. Borrower will promptly and faithfully (A) comply in all material respects, with the requirements of all Legal Requirements including the Prescribed Laws, and the orders and requirements of any Governmental Authority in all jurisdictions in which they are now doing business or may hereafter be doing business and of every board of fire underwriters or similar body exercising similar functions and (B) maintain all licenses, certificates of occupancy, permits and Proprietary Rights now held or hereafter acquired by them or with respect to which a Material Adverse Effect will result if same are not existing and held by Borrower.

5.7 FURTHER ASSURANCES. Borrower shall, from time to time, at its sole cost and expense, execute and/or deliver, or cause execution and/or delivery of, such documents, agreements and reports, and perform such acts as Lender at any time may reasonably request to implement the terms and provisions provided for in the Loan Documents. Borrower shall execute any documents and take any other actions necessary to provide Lender with a first priority, perfected security interest in the Collateral. Borrower shall, at Borrower's sole cost and expense: (i) upon Lender's request therefore given from time to time (but not more frequently than once per calendar year unless an Event of Default then exists) pay for (a) current reports of Uniform Commercial Code, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrower and (b) current good standing and existence certificates with respect to Borrower; and
(ii) execute and deliver to Lender such documents, instruments, certificates, collateral assignments and other writings, and do such other acts necessary, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Obligations, as Lender may require in Lender's reasonable discretion. Borrower shall promptly execute, acknowledge, deliver, file or do, at its sole cost and expense, all acts, collateral assignments, notices, agreements or other instruments as Lender may require in order to effectuate, assure, convey, secure, collaterally assign, transfer and convey unto Lender any of the rights granted by this Agreement and to more fully perfect and protect any collateral assignment, pledge, lien and security interest confirmed or purported to be created under the Loan Documents or to enable Lender to exercise and enforce its rights and remedies hereunder, in respect of the Collateral.

5.8 TRS ELECTION. So long as the Loan remains outstanding, Borrower, Guarantor and Eilian will cause Guarantor, John Q. Hammons Hotels L.P., John Q. Hammons Hotels Two L.P., and their respective Affiliates to comply with all terms of their respective limited liability company operating agreements, partnership agreements, hotel leases and management agreements concerning compliance with REIT provisions under the Code and the protection of iStar Financial Inc. from loss of REIT status and from incurring tax on income from "prohibited transactions" (within the meaning of Code Section 857), and may not permit the amendment of any such terms without Lender's prior written consent (which shall not be unreasonably withheld or delayed).

5.9 LENDER BOARD RIGHTS. At iStar Financial Inc.'s option, so long as the Loan is outstanding, iStar Financial Inc. (or any entity into which it may be merged, consolidated or otherwise combined) shall have the right to designate one person to sit on the boards of directors (or other governing bodies) of the Partnership and Borrower (without duplication of Lender's rights under Section 2.11 of the Lendco Loan Agreement). Borrower agrees to take any actions reasonably necessary to allow such appointment.

                                    SECTION 6
                               NEGATIVE COVENANTS

     Borrower covenants and agrees that from the date hereof and so long as this Agreement shall remain in effect (other than contingent and indemnification obligations) or the Note remains outstanding, Borrower shall comply with all covenants and agreements in this Section 6, provided that once all amounts under this Agreement are repaid other than the Extension Eligible Portion, Section
6.10 shall not remain in effect.

6.1 INDEBTEDNESS. Borrower will not directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness (other than Indebtedness to the Lender hereunder and other than Indebtedness that is used to prepay the Loan in full or, if not sufficient to repay the Loan in full, is subordinate to the Loan pursuant to terms and conditions satisfactory to new Lender; provided that if all amounts hereunder are repaid in full other than the Extension Eligible Portion, any Indebtedness arising from a loan made by a new lender not Affiliated with any Loan Party that is senior to the remaining amounts payable hereunder shall be permitted (such Indebtedness, the "NEW DEBT")).

6.2 LIENS AND RELATED MATTERS. Borrower will not directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to the Collateral whether now owned or hereafter acquired, or any income or profits therefrom, except as provided in this Agreement and the other Loan Documents and any New Debt. Borrower shall not transfer any of the Collateral in violation of the Loan Documents.

6.3 RESTRICTION ON FUNDAMENTAL CHANGES. Borrower will not: (1) amend, modify or waive in any material respect any term or provision of its Organizational Documents in a way that is adverse to Lender, (2) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (3) acquire by purchase or otherwise all or any part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person. Borrower will not issue, sell, assign, pledge, convey, dispose or otherwise encumber any partnership, stock, membership, beneficial or other ownership interests or grant any options, warrants, purchase rights or other similar agreements or understandings with respect thereto except as provided in this Agreement and the Loan Documents or the Organizational Documents of the Borrower previously delivered to Lender. Without limitation of the foregoing, Borrower will not amend, modify or waive any term or provision of the Organizational Documents in a way that could diminish, defer or otherwise modify the Participation Interest in a way that is adverse to Lender.

6.4 TRANSACTIONS WITH AFFILIATES. Other than as contemplated hereunder and the other Loan Documents and the documents referred to in the Transaction Agreement, Borrower shall not permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any director, officer, employee or Affiliate of Borrower, except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower and Borrower's Affiliates and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower and Borrower's Affiliates than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate, director, officer or employee of Borrower or Borrower's Affiliates. Borrower shall not permit the payment of any management, consulting, director or similar fees to any director, officer, employee or Affiliate of Borrower or Acquisition other than any such fees which, in the aggregate, prior to the satisfaction of all Obligations, do not exceed $1,000,000 in any 12 month period. Borrower may enter into customary employment arrangements with employees and customary indemnification and insurance arrangements for the benefit of its officers and managers.

6.5 CONDUCT OF BUSINESS. From and after the Closing Date, Borrower will not engage in any business other than the ownership of Class A Units in Acquisition and ownership of its indirect subsidiaries and matters related to and complementary thereto.

6.6 USE OF LENDER'S NAME. Borrower shall not use the names of Lender or any of Lender's Subsidiaries or Affiliates. Borrower shall not disclose or permit any Affiliate, officer, director, partner, manager, member or employee of Borrower to disclose any of the terms and conditions of the Loan to any Person except (a) to the extent disclosed in the Financing Statements, (b) to the extent such disclosure is required pursuant to the Loan Documents or applicable legal process or by a Governmental Authority, (c) to the extent already publicly available or (d) to the extent Lender consents to such disclosure.

6.7 COMPLIANCE WITH ERISA. Borrower shall not adopt, modify or terminate any Employee Benefit Plans except as described in SCHEDULE 4.7. Borrower shall not engage in any transaction which would cause the Obligations or any action taken or to be taken under this Agreement or the other Loan Documents or otherwise (or the exercise by Lender of any of its rights under the Loan Documents) to be a non-exempt prohibited transaction under ERISA.

6.8 DUE ON SALE OR ENCUMBRANCE. Other than in connection with any new debt from a lender not affiliated with Borrower in an amount sufficient to repay all of the Loan (other than the Extension Eligible Portion) without Lender's consent, which consent may be given or withheld in the sole discretion of Lender, neither Borrower nor any other Person directly or indirectly holding any direct or indirect legal, beneficial, equitable or other interest in Borrower (at each and every tier or level of ownership) shall, or permit other Persons, including, without limitation, Eilian, to Transfer (whether or not for consideration or of record), all or any portion of the Collateral or any direct or indirect legal, equitable, beneficial or other interest (1) in all or any portion of the Collateral; (2) in Borrower; or (3) at each and every tier or level of ownership, in Borrower's direct or indirect partners, members, shareholders, beneficial or constituent owners (or the direct or indirect owners of any direct or indirect interests in any such constituent owners), including (a) an installment sales agreement for a price to be paid in installments; (b) any direct or indirect voluntary or involuntary sale of any ownership interest in Borrower or other Person directly or indirectly owning any direct or indirect interest in Borrower; (c) the creation, issuance or redemption of direct or indirect ownership interests by Borrower or any Person owning a direct or indirect interest in Borrower (at each every tier or level of ownership); (d) any merger, consolidation, dissolution or liquidation; and (e) without limitation of any of the foregoing, any direct or indirect voluntary or involuntary Transfer by any Person which indirectly controls Borrower (by operation of law or otherwise) of its direct or indirect controlling interests in Borrower. Notwithstanding the foregoing, the following shall not be deemed to be prohibited under this Section 6.8: Transfers to a Family Member or trust for the benefit of a Family Member by devise or descent or by operation of law, a Transfer of an indirect ownership interest in Borrower, by the current owner thereof to a Family Member of such current owner (or a trust for the benefit of any such Family Members) and Transfers of ownership interests in a Person whose stock is listed or quoted on the New York Stock Exchange, the American Stock Exchange or NASDAQ, so long as (x) no such transfers described in parts (i),
(ii) and (iii) of this sentence result in any Person or Group acquiring, directly or indirectly, more than a forty-nine percent (49%) direct or indirect interest in Borrower (if such Person or Group did not, prior to the Transfer, own at least forty-nine percent (49%) of the direct or indirect ownership interests in Borrower), and (y) no Change in Control occurs by virtue of such Transfers. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its members and principals in agreeing to make the Loan and will continue to rely on such ownership of Borrower as security for repayment of the Loan and the performance of the other Obligations. Notwithstanding anything to the contrary contained herein, in no event shall any direct or indirect interest in Borrower be Transferred to an Embargoed Person.

6.9 PAYMENTS; DISTRIBUTIONS. Borrower shall not pay any distributions, dividends or other payments or return any capital to any of its respective partners, members, owners or shareholders or any other Affiliate or make any distribution of assets, rights, options, obligations or securities to any of its respective partners, members, shareholders or owners or any other Affiliate (individually, or collectively, a "DISTRIBUTION") until the Obligations are paid in full.

6.10 SINGLE PURPOSE BANKRUPTCY REMOTE ENTITIES. Borrower hereby represents, warrants, agrees and covenants that Borrower has, at all times, from its formation, been, and, at all times will be, a Special Purpose Bankruptcy Remote Entity. Borrower will not, directly or indirectly, make any change, amendment or modification to its Organizational Documents or otherwise take any action which could result in Borrower not being a Special Purpose Bankruptcy Remote Entity.

                                    SECTION 7
                          DEFAULT, RIGHTS AND REMEDIES

7.1 EVENT OF DEFAULT. "EVENT OF DEFAULT" means the occurrence or existence of any one or more of the following:

     (A) PAYMENT. Failure of Borrower to pay (i) on the Maturity Date, the outstanding principal of, accrued interest on, and other Indebtedness owing pursuant to this Agreement, the Note and the other Loan Documents, (ii) within two (2) days after the due date, any installment of principal or interest due under the Note, subject to the Operating Partnership Distribution Restrictions/Limitations, (iii) if the Maturity Date has been extended to the Extended Maturity Date with respect to the Extension Eligible Portion, on the Extended Maturity Date, the outstanding principal with accrued interest, if any, since the Maturity Date, on the Extension Eligible Portion and all other Indebtedness owing pursuant to this Agreement, the Note and the other Loan Documents, provided, however, the aforesaid two (2) Business Day grace period may be utilized by Borrower no more than twice in any calendar year, or (iv) within two (2) Business Days after the respective due date, any other amount due under the other Loan Documents, provided, however, the aforesaid two (2) Business Day grace period may be utilized by Borrower no more than twice in any calendar year.

     (B) BREACH OF CERTAIN PROVISIONS. Failure of Borrower to perform or comply with any term, agreement, covenant, representation, warranty or condition contained in Sections 6.1, 6.2, 6.3, 6.8 and 6.9.

     (C) BREACH OF REPRESENTATION AND WARRANTY. Any representation, warranty, certification or other statement made by Borrower in any Loan Document or in any statement or certificate at any time given in writing pursuant or in connection with any Loan Document (other than occurrences described in other provisions of this Section 7.1 for which a different grace or cure period is specified or which constitute immediate Events of Default) is false in any material respect on the date made which remains uncured for two (2) Business Days after notice, but no grace or curative period will apply if the representation, warranty, certification or other statement was known by Borrower to be false when made or deemed made.

     (D) OTHER DEFAULTS UNDER LOAN DOCUMENTS. A default by Borrower shall occur in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within thirty (30) days after receipt by Borrower of notice from Lender of such default (other than occurrences described in other provisions of this Section 7.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); provided, however, that (i) if such default cannot be remedied with reasonably diligent effort within a period of thirty (30) days, but is susceptible to cure within a period of one hundred twenty (120) days and
(ii) the continued default in performance will not have a Material Adverse Effect, such longer period, not to exceed ninety (90) additional days, as Borrower may need to remedy such default, if Borrower is proceeding with diligent effort to remedy such default throughout said one hundred twenty
(120)-day period.

The rights to notice and cure periods granted herein shall not be cumulative with any other rights to notice or a cure period in any other Loan Document and the giving of notice or a cure period pursuant to this section shall satisfy any and all obligations of Lender to grant any such notice or cure period pursuant to any of the Loan Documents.

     (E) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (1) A court enters a decree or order for relief with respect to Borrower, Acquisition, Carveout Guarantor or the Partnership in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Borrower, Acquisition, Carveout Guarantor or the Partnership under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower, Acquisition, Carveout Guarantor or the Partnership or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Borrower, Acquisition, Carveout Guarantor or the Partnership for all or a substantial part of the property of Borrower, Acquisition, Carveout Guarantor or the Partnership.

     (F) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (1) An order for relief is entered with respect to Borrower, Acquisition, Carveout Guarantor or the Partnership or Borrower, Acquisition, Carveout Guarantor or the Partnership commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) Borrower, Acquisition, Carveout Guarantor or the Partnership makes any assignment for the benefit of creditors; or (3) partners, shareholders, or members in Borrower adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 7.1(F).

     (G) JUDGMENT AND ATTACHMENTS. Any final money judgment, writ or warrant of attachment, or similar process involving (1) an amount in any individual case in excess of $2,000,000 or (2) an amount in the aggregate at any time in excess of $10,000,000 (in either case not adequately covered by insurance as to which the insurance company has not denied coverage) is entered or filed against Borrower and remains undischarged, unvacated, unbonded, uninsured or unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder.

     (H) DISSOLUTION. Any order, judgment or decree is entered against Borrower decreeing the dissolution or split up of Borrower and such order remains undischarged or unstayed for a period in excess of twenty (20) days.

     (I) INJUNCTION. Either (i) Borrower is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days; or (ii) any order or decree is entered by any court of competent jurisdiction directly or indirectly enjoining or prohibiting Borrower from performing any of its obligations under this Agreement or any of the other Loan Documents.

     (J) INVALIDITY OF LOAN DOCUMENTS. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms of the Loan Documents, ceases to be in full force and effect or is declared to be null and void by a court of competent jurisdiction, or Borrower denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect.

     (K) EVENT OF DEFAULT. The occurrence of an Event of Default specified elsewhere in this Agreement or in any of the other Loan Documents or the occurrence of a default by Carveout Guarantor under the Carveout Guaranty.

     (L) INDEPENDENT PERSON. Borrower shall at any time cease to have at least one (1) Independent Person for more than ten (10) consecutive Business Days.

     (M) PRESCRIBED LAWS. If the Borrower fails to comply with any covenants, with respect to Prescribed Laws as provided in Section 4.6.

     (N) CHANGE IN CONTROL. The occurrence of any Change in Control with respect to Borrower.

     (O) CROSS DEFAULT. The occurrence of an Event of Default under the Lendco Loan Agreement (other than an Event of Default solely under Section 7.1(N) thereof), which Event of Default is not cured within five (5) Business Days after notice for an Event of Default susceptible of cure by the payment of money and thirty (30) days after notice for all other Events of Default.

     (P) PARTNERSHIP DEFAULT. An "event of default" shall occur under any loan agreement, indenture, or other financing arrangement of the Partnership relating to a loan or financing arrangement in the original principal amount of $50,000,000 or more which, if it occurs prior to the Maturity Date and repayment of the Loan (other than Extension Eligible Portion) in full, is followed by acceleration, which acceleration is not reversed within five (5) days of Borrower's knowledge of such acceleration.

7.2 ACCELERATION AND REMEDIES. Upon the occurrence of any Event of Default specified in Sections 7.1(E) and 7.1(F), payment of all Obligations shall be accelerated without notice, presentment, demand, protest or notice of protest and shall be immediately due and payable and, in addition, Lender may in addition to any other rights and remedies available to Lender at law or in equity or under any other Loan Documents, exercise one of more of the following rights and remedies as it, in its sole discretion, deems necessary or advisable. Upon the occurrence of any Event of Default (other than Events of Default specified in Sections 7.1(E) and 7.1(F)), Lender, in addition to any other rights or remedies available to Lender at law or in equity, or under any of the other Loan Documents, may exercise any one or more of the following rights and remedies as it, in its sole discretion, deems necessary or desirable:

     (a) ACCELERATION. Declare immediately due and payable, without further notice, protest, presentment, notice of protest or demand, all Obligations including all monies advanced under this Agreement, the Note, the Pledge Agreement and/or any of the Loan Documents which are then unpaid, together with all interest then accrued thereon and all other amounts then owing (including any Default Interest). If payment of the Obligations is accelerated, Lender may, in its sole discretion, exercise all rights and remedies hereunder and under the Note and/or any of the other Loan Documents at law, in equity or otherwise.

     (b) NO FURTHER OBLIGATIONS. Terminate Lender's obligations under this Agreement.

     (c) INJUNCTIVE RELIEF. Institute appropriate proceedings for injunctive relief (including specific performance of the obligations of Borrower).

7.3 REMEDIES CUMULATIVE; WAIVERS; REASONABLE CHARGES. All of the remedies given to Lender in the Loan Documents or otherwise available at law or in equity to Lender shall be cumulative and may be exercised separately, successively or concurrently. Failure to exercise any one of the remedies herein provided shall not constitute a waiver thereof by Lender, nor shall the use of any such remedies prevent the subsequent or concurrent resort to any other remedy or remedies vested in Lender by the Loan Documents or at law or in equity. To be effective, any waiver by Lender must be in writing and such waiver shall be limited in its effect to the condition or default specified therein, and no such waiver shall extend to any subsequent condition or default. It is agreed that
(i) the actual costs and damages that Lender would suffer by reason of an Event of Default (exclusive of the attorneys' fees and other costs incurred in connection with enforcement of Lender's rights under the Loan Documents) or a prepayment would be difficult and needlessly expensive to calculate and establish, and (ii) the amounts of the Default Rate and payments to be made pursuant to Section 2.4(C) are reasonable, taking into consideration the circumstances known to the parties at this time, and (iii) the Default Rate and Lender's reasonable attorneys' fees and other costs and expenses incurred in connection with enforcement of Lender's rights under the Loan Documents shall be due and payable as provided herein, and (iv) the Default Rate, the payments to be made pursuant to Section 2.4(C) and the obligation to pay Lender's reasonable attorneys' fees and other enforcement costs do not, individually or collectively, constitute a penalty.

                                    SECTION 8
                              ASSIGNMENT BY LENDER

8.1 ASSIGNMENT BY LENDER. Lender may assign its rights and/or its obligations hereunder and all or any portion or component of its interest in the Loan without the consent of Borrower. However, so long as there exists no Default or Event of Default, Lender will retain a controlling interest in the Loan, and have exclusive rights to approve amendments and waivers under Section 9.4, and provided that any assignment is in a minimum amount of $1,000,000 and no such assignment will result in increased costs to Borrower under Section 2.6, and if a Default or Event of Default occurs, Lender agrees to retain a controlling interest for not less than three (3) months following the first occurrence of a Default or Event of Default, after which Lender may freely transfer all or any portion of or interest in the Loan so long as any assignee will not result in increased costs to Borrower under Section 2.6. In connection with any permitted assignment, Borrower shall, upon request from Lender, cooperate, and Borrower shall cause its Affiliates to cooperate, in all reasonable respects in connection with any such assignment. Borrower will not be required to incur more than de minimis expenses or costs pursuant to this Section 8.1. Any assignee of Lender's interest in the Loan shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan which Borrower may otherwise have against any assignor of the Loan.

                                    SECTION 9
                                  MISCELLANEOUS

9.1 EXPENSES AND ATTORNEYS' FEES. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to promptly pay all fees, costs and expenses (including reasonable attorneys' fees, court costs, cost of appeal and the reasonable fees, costs and expenses of other professionals retained by Lender) incurred by Lender in connection with the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand: (A) fees, costs and expenses, the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (B) incurred in connection with the giving or withholding of any consents, approvals, or permissions, administration of the Loan, disbursements of the Loan and in connection with any amendments, modifications and waivers relating to the Loan Documents requested by Borrower; (C) the review, documentation, negotiation and closing of any subordination or intercreditor agreements; (D) Lender's consultants; and (E) enforcement of this Agreement or the other Loan Documents, the collection of any payments due from Borrower under the Loan Documents or any refinancing or restructuring of the credit arrangements provided under the Loan Document, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

9.2 CERTAIN LENDER MATTERS. Lender may, in accordance with Lender' customary practices, destroy or otherwise dispose of all documents, schedules, invoices or other papers, delivered by Borrower to Lender unless Borrower requests, at the time of delivery, in writing that same be returned. Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Lender to Borrower or any other Person. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of loyalty, duty of care (beyond use of such materials in a professional manner) or any other duty to Borrower or any of Borrower's partners, shareholders, members, managers, Affiliates or any other Person. By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to the Loan Documents, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect hereto or thereto by Lender. Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender or their respective attorneys, advisors, accountants, officers, representatives, directors, employees, partners, shareholders, trustees, members or managers. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates. LENDER SHALL HAVE NO LIABILITY HEREUNDER FOR ANY CONSEQUENTIAL, SPECIAL, PUNITIVE OR INDIRECT DAMAGES. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower, or its creditors or property, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings for the entire secured Obligations at the date of the institution of such proceedings and for any additional amount which may become due and payable by Borrower after such date. Lender shall have the right from time to time to designate, appoint and replace one or more servicers and to allow servicer to exercise any and all rights of Lender under the Loan Documents. Except as specifically provided otherwise in this Agreement, all documents and other matters required by any of the provisions of this Agreement to be submitted or provided to Lender shall be in form and substance satisfactory to Lender. Borrower shall not be entitled to (and does hereby waive any and all rights to receive) any notices of any nature whatsoever from Lender except with respect to matters for which the Loan Documents expressly provide for the giving of notice by Lender to Borrower. In any action or proceeding brought by Borrower against Lender claiming or based upon an allegation that Lender unreasonably withheld its consent to or approval of a proposed act by Borrower which requires Lender's consent hereunder, Borrower's sole and exclusive remedy in said action or proceeding shall be injunctive relief or specific performance requiring Lender to grant such consent or approval.

9.3 INDEMNITY. In addition to the payment of expenses pursuant to Section 9.1 and the indemnification obligations set forth in other portions of this Agreement or the other Loan Documents, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay, defend and hold Lender, its officers, directors, members, partners, shareholders, participants, beneficiaries, trustees, employees, agents, successors and assigns, any subsequent holder of the Note, any trustee, fiscal agent, servicer, underwriter and placement agent, (collectively, the "INDEMNITEES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, causes of action, suits, claims, tax liabilities, broker's or finders fees, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, based upon any third party claims against such Indemnitees in any manner related to or arises out of (A) any breach by Borrower of any representation, warranty, covenant, or other agreement contained in any of the Loan Documents, (B) the actual or threatened violation of any applicable Environmental Law by Borrower, or (C) the use or intended use of the proceeds of any of the Loan (the foregoing liabilities herein collectively referred to as the "INDEMNIFIED LIABILITIES"); provided the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising solely from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay, defend and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. If any such action or other proceeding shall be brought against Lender, upon written notice from Borrower to Lender (given reasonably promptly following Lender's notice to Borrower of such action or proceeding), Borrower shall be entitled to assume the defense thereof, at Borrower's expense, with counsel reasonably acceptable to Lender and Borrower; provided, however, Lender may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Lender a right to control such defense, which right Borrower expressly retains. Notwithstanding the foregoing, each Indemnitee shall, following notice to and consultation with Borrower, have the right to employ separate counsel at Borrower's expense if, in the reasonable opinion of independent legal counsel, a conflict or potential conflict exists between the Indemnitee and Borrower that would make such separate representation advisable. Borrower shall have no obligation to indemnify an Indemnitee for damage or loss resulting from such Indemnitee's gross negligence or willful misconduct.

9.4 AMENDMENTS AND WAIVERS. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement, the Note or any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender (and, with respect to any amendment or modification, unless also signed by Borrower). Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower, or any other Person to any other or further notice or demand in similar or other circumstances. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents. No failure or delay on the part of Lender or any holder of any Note in the exercise of any power, right or privilege hereunder or under the Note or any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement, the Note and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. Lender shall not be under any obligation to marshal any assets in favor of any Person or against or in payment of any or all of the Obligations. To the extent that any Person makes a payment or payments to Lender, or Lender enforces its remedies or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, if any, rights and remedies therefore, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Borrower agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive Borrower from paying all or any portion of the principal of, premium, if any, or interest on Loan contemplated herein or in any of the other Loan Documents or which may affect the covenants or the performance of this Agreement; and Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

9.5 NOTICES. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied (with request for confirmation) or sent by overnight courier service or United States registered mail return receipt requested, postage prepaid. Any notice so given shall be deemed effective upon delivery or on refusal or failure of delivery during normal business hours. Notices shall be addressed to the parties at the addresses specified on SCHEDULE 9.5 or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 9.5.

9.6 SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loan hereunder and the execution and delivery of the Note. Notwithstanding anything in this Agreement or implied by law to the contrary, the provisions of Sections 2.6, 2.9, 9.1, 9.3 and 9.14 shall survive the payment of the Loan and the termination of this Agreement. Subject to this Section 9.6, all other representations, warranties and agreements of Borrower and Lender set forth in this Agreement shall terminate upon indefeasible payment in full of the Loan.

9.7 MISCELLANEOUS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. All covenants and agreements hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Note or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Note or other Loan Documents or of such provision or obligation in any other jurisdiction. This Agreement is made for the sole benefit of Borrower and Lender, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder. This Agreement, the Note, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto. Borrower and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender. If any term, condition or provision of this Agreement shall be inconsistent with any term, condition or provision of any other Loan Document, this Agreement shall control. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Upon indefeasible payment and performance in full of the Borrower's Obligations, the Lender shall, at the sole cost and expense of the Borrower, promptly release the Liens securing the Borrower's Obligations and return any Collateral in its possession.

9.8 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

9.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign its rights or obligations hereunder or under any of the other Loan Documents without the written consent of Lender. Lender may assign its rights and obligations hereunder in accordance with Section 8.1.

9.10 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. BORROWER AND LENDER HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER AND LENDER EACH ACCEPTS, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTE, SUCH OTHER LOAN DOCUMENTS OR SUCH OBLIGATION. BORROWER DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY BORROWER WITH LENDER'S APPROVAL WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS PROVIDED IN SECTION 9.5 EXCEPT THAT UNLESS OTHERWISE PROVIDED BY

APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY BORROWER AS ITS AGENT FOR SERVICE OF PROCESS REFUSES TO ACCEPT SERVICE OF PROCESS, BORROWER HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

9.11 WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. BORROWER AND LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF BORROWER OR LENDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.12 PUBLICITY. Lender (and Lender's Affiliates) may and Borrower does hereby authorize Lender (and its Affiliates) to, refer, in its sole discretion, to the Loan from time to time, in connection with any proposed transfer of any interest in the Loan, press releases and other releases of information to members of the public, reports to investors and in other media, a description of the Loan (including the stated principal amount), use of Borrower's name and the logo of Borrower and/or its Affiliates and which references may be reproduced and distributed, electronically or otherwise, from time to time. Borrower shall cause the owner of such "logo" rights to consent to such use upon request from Lender. Lender hereby agrees that, without the prior consent of Borrower, any written information relating to Borrower which is provided to Lender in connection with the making of the Loan which is either confidential, proprietary, or otherwise not generally available to the public (but excluding information Lender has obtained independently from third-party sources without Lender's knowledge that the source has violated any fiduciary or other duty not to disclose such information) (the "CONFIDENTIAL INFORMATION"), will be kept confidential by Lender, using the same standard of care in safeguarding the Confidential Information as Lender employs in protecting its own proprietary information which Lender desires not to disseminate or publish. Notwithstanding the foregoing, Confidential Information may be disseminated (a) pursuant to the requirements of applicable law or stock exchanges, (b) pursuant to judicial process, administrative agency process or order of Governmental Authority, (c) in connection with litigation, arbitration proceedings or administrative proceedings before or by any Governmental Authority, (d) to Lender's attorneys, accountants, advisors and actual or prospective financing sources who will be instructed to comply with this Section 9.12, (e) upon prior written notice to Borrower, to actual or prospective assignees, pledgees, participants or agents,
(f) pursuant to the requirements or rules of a stock exchange or stock trading system on which the securities of Lender or its Affiliates may be listed or traded and (g) to any rating agency in connection with the rating of Lender. For purposes of this Section 9.12, Confidential Information will not be deemed to include the amount of the Loan and the other terms, conditions and provisions of the Loan Documents, the name of Borrower and the logo of Borrower and Lender or its Affiliates.

9.13 PERFORMANCE BY LENDER/ATTORNEY-IN-FACT. In the event that Borrower shall at any time fail to duly and punctually pay, perform, observe or comply with any of its covenants and agreements hereunder or under the other Loan Documents or if any Event of Default hereunder shall exist, then Lender may (but shall in no event be required to) make any such payment or perform any such term, provision, condition, covenant or agreement or cure any such Event of Default. Lender shall not take action under this Section 9.13 prior to the occurrence of an Event of Default unless in Lender's good faith judgment reasonably exercised, such action is necessary or appropriate in order to preserve the value of the Collateral or to protect Persons or property. Lender shall not be obligated to continue any such action having commenced the same and may cease the same without notice to Borrower. Any amounts expended by Lender in connection with such action shall constitute additional advances hereunder, the payment of which is additional Indebtedness, secured by the Loan Documents and shall become due and payable upon demand by Lender, with interest at the Default Rate from the date of disbursement thereof until fully paid. No further direction or authorization from Borrower shall be necessary for such disbursements. The execution of this Agreement by Borrower shall and hereby does constitute an irrevocable direction and authorization to Lender to so disburse such funds. Borrower hereby irrevocably appoints Lender, as its attorney-in-fact, coupled with an interest effective only upon an Event of Default, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise (A) during the existence of an Event of Default in the discretion of Lender, to take any action and to execute any instrument which Lender may deem necessary to accomplish the purpose of this Agreement or any other Loan Document, including the following:
(i) to execute and/or file, without the signature of Borrower any Financing Statements, continuation statements, or other filing, and any amendment thereof, relating to the Collateral; (ii) to give notice to any third parties which may be required to perfect Lender's security interest in the Collateral; and (iii) to register, purchase, sell, assign, transfer, pledge or take any other action with respect to any Collateral in accordance with this Agreement or any Loan Document. Lender shall notify Borrower of Lender' s taking of any action as attorney-in-fact, or otherwise in Borrower's name, pursuant to the provisions of this Section 9.13.

9.14 BROKERAGE CLAIMS. Borrower shall protect, defend, indemnify and hold Lender harmless from and against all loss, cost, liability and expense incurred as a result of any claim for a broker's or finder's fee against Lender or any Person, in connection with the transaction herein contemplated, provided such claim is made by or arises through or under Borrower or is based in whole or in part upon alleged acts or omissions of Borrower. Lender shall protect, defend, indemnify and hold Borrower harmless from and against all loss, cost, liability and expense incurred as a result of any claim for a broker's or finder's fee against Borrower or any other Person in connection with the transaction herein contemplated, provided such claim is made by or arises through or under Lender or is based in whole or in part upon alleged acts or omissions of Lender.

9.15 AGREEMENT. THE RIGHTS AND OBLIGATIONS OF BORROWER AND LENDER SHALL BE DETERMINED SOLELY FROM THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND ANY PRIOR ORAL OR WRITTEN AGREEMENTS BETWEEN LENDER AND BORROWER CONCERNING THE SUBJECT MATTER HEREOF AND OF THE OTHER LOAN DOCUMENTS ARE SUPERSEDED BY AND MERGED INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY NOT BE VARIED BY ANY ORAL AGREEMENTS OR DISCUSSIONS THAT OCCUR BEFORE, CONTEMPORANEOUSLY WITH, OR SUBSEQUENT TO THE EXECUTION OF THIS LOAN AGREEMENT OR THE LOAN DOCUMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

9.16 MATTER RELATING TO CLASS A SHARES. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in no event shall the Class A Shares (as defined in Section 2.1) at any time be subject to any restrictions or other provisions, directly or indirectly, of any Loan Document in any manner (including, without limitation any Pledge Agreement) other than for mere identification purposes in Section 2.1, 3.2 and in the definition of Merger Transaction Costs. For avoidance of doubt, the parties hereto agree that such Class A Shares shall not be security for (directly or indirectly) any of the Obligations.

9.17 NEW DEBT. Lender hereby agrees that in connection with any New Debt, it shall subordinate its security interest in and lien upon the collateral at the request of Borrower upon terms and conditions satisfactory to any provider of such New Debt.

9.18 TERMINATION. This Agreement shall terminate upon the repayment in full of all amounts due under this Agreement and the other Loan Documents.

     Witness the due execution hereof by the undersigned as of the date first written above.

                                        BORROWER:

                                        ATRIUM HOLDCO, LLC,
                                        a Delaware limited liability company


                                        By: /s/ Jonathan D. Eilian
                                            ------------------------------------
                                            Jonathan D. Eilian, its Manager


                                        LENDER:

                                        ISTAR FINANCIAL INC.,
                                        a Maryland corporation


                                        By: /s/ Daniel Abrams
                                            ------------------------------------
                                        Name: Daniel Abrams
                                        Its: Executive Vice President